Exhibit 10.5
LASERSCOPE
2006 INCENTIVE COMPENSATION PLAN
Effective as of December 21, 2005
     This Laserscope 2006 Incentive Compensation Plan (the “Incentive Plan”) has been approved by the Laserscope (the “Company”) Board of Directors (the “Board”) and is hereby established by the Company effective as of December 21, 2005.
     1. Purpose. The purpose of this Incentive Plan is to motivate and provide a financial incentive for selected Company employees (including managers, directors and executives, but not commissioned sales representatives) by providing cash bonuses for the successful achievement of specified Company strategic objectives and goals.
     2. Eligibility & Participation. All United States based employees of the Company are eligible to participate in this Incentive Plan and only those employees designated by the “Committee” (as defined below) to participate in this Incentive Plan shall be “Participants” in this Incentive Plan. The Committee may designate eligible employees to participate in this Incentive Plan at any time by listing such employees in Appendix A attached hereto, which Appendix may be amended at any time by the Committee. Participation in this Incentive Plan does not guarantee that any bonus payments will ever be made under this Incentive Plan. A Participant’s rights hereunder may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to seizure for the payment of Participant’s debts, judgments, alimony, or separate maintenance or transferable, whether voluntarily, involuntarily or by operation of law, in the event of Participant’s bankruptcy, insolvency, divorce or separation.
     3. Bonus Amounts. Bonuses, if any, will be based on the formulas set forth in parts 1 through 4 of Appendix B attached hereto which will take into account the Participant’s base salary and the degree of satisfaction of certain objective performance goals which must be achieved by or over a specified period of time (the “Performance Period”), all of which shall be established by the Committee. Notwithstanding the foregoing, the Chief Executive Officer of the Company may grant additional, discretionary, bonuses, subject to specified maximums and in consultation with the Committee. Appendix B may be amended by the Committee, in its sole discretion, at any time and for any reason; provided that no such amendment shall materially and adversely affect the then existing rights of any Participant.
     4. Bonus Payment.
          (a) The Committee shall, in its sole discretion, determine the degree to which the specified performance goals are satisfied and bonuses, if any, are earned for any Performance Period. Any bonus payable to a Participant under this Incentive Plan will be paid in a single-lump sum cash payment as soon as practicable after such determination is made, provided that (a) if the Performance Period is based on one or more calendar years, the bonus, if any, will be paid during the calendar year immediately following the end of the Performance Period, and (b) if the Performance Period is based on some other period of time, the bonus, if any, shall be paid no later than the 15th day of the third month following the end of the later of the Participant’s taxable year during which the bonus is earned and the Company’s fiscal year during which the bonus is earned. All bonus payments will be reduced by any required tax withholding and/or other deductions. In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any Participant to be entitled to any particular tax consequence with respect to this Incentive Plan or any bonus paid pursuant to this Incentive Plan.
          (b) If bonuses are earned and are payable for any given Performance Period, the Company will pay such bonuses first to non-executive employees, including managers and directors, and then to executives. In the event the Company is unable to pay all bonuses for any given Performance Period to all the non-executive employees, the bonuses will be paid to such non-executive employees on a pro rata basis. Bonuses, if any, to executives, including the Company’s Chief Executive Officer, will be paid only after bonuses earned by non-executives have been paid. In the event the Company is unable to pay all bonuses for any given Performance Period to all the executive employees after paying satisfying non-executive bonuses, the executive bonuses will be paid to such executive employees on a pro rata basis. If the Company is unable to pay in full bonuses earned for a given Performance Period, the Company shall pay such shortfall at the end of any subsequent Performance Period, if it is able to do so.
     5. Changes in Employment Status. The rules set forth in this Section 5 will apply to any Participant who is newly hired or terminates employment during the applicable Performance Period. However, notwithstanding anything stated herein, the Committee has the authority, in its sole and absolute discretion, to deviate from these rules for individual Participants.
          (a) New Hires. Any bonus payable under this Incentive Plan to a Participant who is hired and selected for participation in this Incentive Plan during a Performance Period shall be pro-rated based on the base pay earned by the Participant during the Performance Period.
          (b) Terminations. A Participant will not be eligible for any bonus payment unless the Participant is an employee of the Company as of the bonus payment date (even if the applicable performance goals were partly or entirely satisfied), unless the Participant is on a Company-approved leave of absence and subject to any rights a Participant may have pursuant to another written agreement with the Company. Notwithstanding the foregoing, if a Participant terminates employment before a bonus payment date as a result of his or her death or permanent disability, such Participant will be eligible for a bonus that is pro-rated based on the base pay earned by the Participant during the Performance Period.. For purposes of this Incentive Plan, “permanent disability” shall have the meaning (i) utilized in any Company long-term disability plan or (ii) as defined in Internal Revenue Code Section 22(e) if no such disability plan exists.
          (c) Leaves of Absence. Any bonus payable under this Incentive Plan to a Participant who is on a Company-approved leave of absence during any part of the Performance Period shall be pro-rated based on the base pay earned by the Participant during the Performance Period.
     6. Administration. This Incentive Plan shall be administered by the Board or an independent committee of the Board appointed by the Board to administer this Incentive Plan (the “Committee”). Subject to the provisions of this Incentive Plan, the Committee shall have the full authority and discretion to: (a) determine who will participate in this Incentive Plan, (b) determine the time or times at which bonuses may be paid, (c) prescribe, amend and rescind rules and regulations relating to this Incentive Plan; (d) take any actions it deems necessary or advisable for the administration of this Incentive Plan; and (e) make all other determinations necessary or advisable

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for Incentive Plan administration. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in this Incentive Plan. Notwithstanding the foregoing, no decision by the Committee shall have the effect of impairing the then existing rights of a Participant under this Incentive Plan without such Participant’s consent.
     7. Indemnification. No member of the Committee shall be personally liable for (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, failure to act, determination or interpretation made in good faith with respect to this Incentive Plan and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
     8. Amendment and Termination. This Incentive Plan may be amended or terminated at any time by the Board for any reason or no reason. No payments shall be made under this Incentive Plan after the plan is terminated. Unless affirmatively terminated by the Board, this Incentive Plan shall continue to remain in effect even if Performance Periods or performance goals are not established on a recurring basis. Moreover, there is no requirement that Performance Periods or performance goals be established whether on a one-time basis or a recurring basis.
     9. No Employment Rights. No provision of this Incentive Plan shall be construed to give any person any right to become, to be treated as, or to remain an employee or consultant of the Company. The Company reserves the right to terminate any Participant’s employment or service at any time and for any reason or for no reason, with or without cause, and with or without advance notice.
     10. Effect on Other Benefits. Any payments made pursuant to this Incentive Plan shall not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed by the Company unless expressly provided for in such employee benefit plan, program or agreement.
     11. Unfunded, Unsecured Obligation; No Equity Interest. This Incentive Plan shall at all times be entirely unfunded and no provision of this Incentive Plan shall require the Company, for purpose of satisfying any obligations under this Incentive Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Additionally, nothing contained herein shall be construed as giving a Participant, his or her beneficiary, or any other person, any equity or other interest of any kind in any assets of the Company, nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company’s shareholders, or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any

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claim for any unpaid amounts under this Incentive Plan, a Participant, his or her beneficiary, and any other person having a claim for payment shall be general unsecured creditors.
     12. Integration. This Incentive Plan represents the entire plan and agreement as to the matters described herein. This Incentive Plan shall supersede all prior or contemporaneous plans or arrangements or understandings between the Company and any Participants or other persons, whether written or oral, express or implied, with respect to any subject covered by this Incentive Plan.
     13. Enforceability. Whenever possible, each provision or portion of any provision of this Incentive Plan shall be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Incentive Plan in any jurisdiction shall not affect the validity or enforceability of the remainder of this Incentive Plan in that jurisdiction or the validity or enforceability of this Incentive Plan, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Incentive Plan, is not reasonable or valid, such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.
     14. Governing Law. The Incentive Plan shall be governed by, and interpreted, construed, and enforced in accordance with, the laws of the State of California without regard to its or any other jurisdiction’s conflicts of laws provisions.
     15. Execution. To record the adoption of this Incentive Plan, the Company has caused its authorized officer to execute the same.

LASERSCOPE
By:

Title:

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APPENDIX A
PARTICIPANTS
All United States based employees of the Company, including managers, directors and executives, but not commissioned sales representatives.

A-1

APPENDIX B-1: DIRECTORS
Directors will be eligible for quarterly and year-end bonuses as set forth below.
2006 Financial Plan
The 2006 Financial Plan provides that once the Company meets certain target earnings goals for a given quarter, an amount equal to the Company’s earnings in excess of such target (the “Quarterly Over Plan Amount”) is available for payment of quarterly bonuses. Target earnings are equal to the Company’s consolidated pretax earnings budget as approved by the Board on 12/21/05. For purpose of calculating whether actual pretax earnings exceed the pretax earnings budget, the actual pretax earnings will not include charges for the bonus or for equity compensation pursuant to FAS 123R.
Quarterly Bonus Payments to Directors
Quarterly bonuses, if any, will be earned and paid under this Incentive Plan based on the successful achievement at or above planned performance levels as defined in the 2006 Financial Plan. The maximum amount of any quarterly bonus that a director can earn is equal to 25% of the director’s applicable quarterly base pay (the “Maximum Bonus”).
The actual amount of a quarterly bonus earned by a director is the sum of (50% x Maximum Bonus) + (50% x A x Maximum Bonus), where:
A	= A director’s individual performance assessment determined by a director’s direct supervisor that may range from 0% to a maximum of 100%.
Year-End Bonus Payments to Directors
If pre-tax earnings for the year exceed the 2006 Financial Plan by more than the sum of all quarterly bonus that have been earned and paid to Participants (the “Excess Earnings”), then directors may be eligible to receive a year-end bonus payment.
The amount of any year-end bonus to a director will be equal to the product of 15% x Excess Earnings x B, where:
B	= The proportion of the total quarterly bonuses the director earned (pro rated based on base pay earned by the director during the Performance Period).
* * * *
Illustrative and Hypothetical Example
Assumptions:
•	Adequate amount in Quarterly Over Plan Amount for payment of all quarterly bonuses.

•	Performance assessment of 50% for discretionary portion of quarterly bonus.

•	Director’s quarterly base pay at end of applicable quarter is $50,000.
Quarterly Bonus Calculation:
•	Maximum Bonus: 25% x $50,000 = $12,500

•	Quarterly Bonus Earned:

➢	Non-Discretionary Bonus:	50% * $12,500 =	$6,250
➢	Discretionary Bonus:	50% * 50% * $12,500 =	$3,125

➢	Total Quarterly Bonus Earned:		$9,375

B-4

APPENDIX B-2: MANAGERS
Managers will be eligible for quarterly and year-end bonuses as set forth below.
2006 Financial Plan
The 2006 Financial Plan provides that once the Company meets certain target earnings goals for a given quarter, an amount equal to the Company’s earnings in excess of such target (the “Quarterly Over Plan Amount”) is available for payment of quarterly bonuses. Target earnings are equal to the Company’s consolidated pretax earnings budget as approved by the Board on 12/21/05. For purpose of calculating whether actual pretax earnings exceed the pretax earnings budget, the actual pretax earnings will not include charges for the bonus or for equity compensation pursuant to FAS 123R.
Quarterly Bonus Payments to Managers
Quarterly bonuses, if any, will be earned and paid under this Incentive Plan based on the successful achievement at or above planned performance levels as defined in the 2006 Financial Plan. The maximum amount of any quarterly bonus that a manager can earn is equal to 12% of the manager’s applicable quarterly base pay (the “Maximum Bonus”).
The actual amount of a quarterly bonus earned by a manager is the sum of (50% x Maximum Bonus) + (50% x A x Maximum Bonus), where:
A	= A manager’s individual performance assessment as determined by a manager’s direct supervisor that may range from 0% to a maximum of 100%.
Year-End Bonus Payments to Managers
If pre-tax earnings for the year exceed the 2006 Financial Plan by more than the sum of all quarterly bonus that have been earned and paid to Participants (the “Excess Earnings”), then managers may be eligible to receive a year-end bonus payment.
The amount of any year-end bonus to a manager will be equal to the product of 15% x Excess Earnings x B, where:
B	= The proportion of the total quarterly bonuses the manager earned (pro rated based on base pay earned by the manager during the Performance Period).
* * * *
Illustrative and Hypothetical Example
Assumptions:
•	Adequate amount in Quarterly Over Plan Amount for payment of all quarterly bonuses.

•	Performance assessment of 50% for discretionary portion of quarterly bonus.

•	Manager’s quarterly base pay at end of applicable quarter is $25,000.
Quarterly Bonus Calculation:
•	Maximum Bonus: 12% * $25,000 = $3,000

•	Quarterly Bonus Earned:

➢	Non-Discretionary Bonus:	50% * $3,000 =	$1,500
➢	Discretionary Bonus:	50% * 50% * $3,000 =	$750

➢	Total Quarterly Bonus Payable:		$2,250

B-4

APPENDIX B-3: OTHER NON-EXECUTIVE EMPLOYEES
Other non-executives will be eligible for quarterly and year-end bonuses as set forth below.
2006 Financial Plan
The 2006 Financial Plan provides that once the Company meets certain target earnings goals for a given quarter, an amount equal to the Company’s earnings in excess of such target (the “Quarterly Over Plan Amount”) is available for payment of quarterly bonuses. Target earnings are equal to the Company’s consolidated pretax earnings budget as approved by the Board on 12/21/05. For purpose of calculating whether actual pretax earnings exceed the pretax earnings budget, the actual pretax earnings will not include charges for the bonus or for equity compensation pursuant to FAS 123R.
Quarterly Bonus Payments to General Employees
Quarterly bonuses, if any, will be earned and paid under this Incentive Plan based on the successful achievement at or above planned performance levels as defined in the 2006 Financial Plan. The maximum amount of any quarterly bonus that other non-executive employees can earn is equal to 6% of such employee’s applicable quarterly base pay (the “Maximum Bonus”).
The actual amount of a quarterly bonus earned by other non-executive employees is the sum of (50% x Maximum Bonus) + (50% x A x Maximum Bonus), where:
A	= Such employees’ individual performance assessment as determined by his/her direct supervisor that may range from 0% to a maximum of 100%.
Year-End Bonus Payments to General Employees
If pre-tax earnings for the year exceed the 2006 Financial Plan by more than the sum of all quarterly bonus that have been earned and paid to Participants (the “Excess Earnings”), then other non-executive employee may be eligible to receive a year-end bonus payment.
The amount of any year-end bonus to such an employee will be equal to the product of 15% x Excess Earnings x B, where:
B	= The proportion of the total quarterly bonuses such other employee earned (pro rated based on base pay earned by the employee during the Performance Period).
* * * *
Illustrative and Hypothetical Example
Assumptions:
•	Adequate amount in Quarterly Over Plan Amount for payment of all quarterly bonuses.

•	Performance assessment of 50% for discretionary portion of quarterly bonus.

•	General Employee’s quarterly base pay at end of applicable quarter is $20,000.
Quarterly Bonus Calculation:
•	Maximum Bonus: 6% * $20,000 = $1,200

•	Quarterly Bonus Earned:

➢	Non-Discretionary Bonus:	50% * $1,200 =	$600
➢	Discretionary Bonus:	50% * 50% * $1,200 =	$300

➢	Total Quarterly Bonus Payable:		$900

B-4

APPENDIX B-4: EXECUTIVES
Executives will be eligible for quarterly and year-end bonuses as set forth below.
2006 Financial Plan
The 2006 Financial Plan provides that once the Company meets certain target earnings goals for a given quarter, an amount equal to the Company’s earnings in excess of such target (the “Quarterly Over Plan Amount”) is available for payment of quarterly bonuses. Target earnings are equal to the Company’s consolidated pretax earnings budget as approved by the Board on 12/21/05. For purpose of calculating whether actual pretax earnings exceed the pretax earnings budget, the actual pretax earnings will not include charges for the bonus or for equity compensation pursuant to FAS 123R.
Quarterly Bonus Payments to Executives
Quarterly bonuses, if any, will be earned and paid under this Incentive Plan based on the successful achievement at or above planned performance levels as defined in the 2006 Financial Plan. The maximum amount of any quarterly bonus that an executive can earn is 50% of the executive’s applicable quarterly base pay (the “Maximum Bonus”).
The actual amount of a quarterly bonus earned by an executive is the sum of (50% x Maximum Bonus) + (50% x A x Maximum Bonus), where:
A	= An executive’s individual performance assessment as determined by the CEO (and the Compensation Committee in the case of the CEO) that may range from 0% to a maximum of 100%.
Year-End Bonus Payments to Executives
If pre-tax earnings for the year exceed the 2006 Financial Plan by more than the sum of all quarterly bonus that have been earned and paid to Participants (the “Excess Earnings”), then executives may be eligible to receive a year-end bonus payment.
The amount of any year-end bonus to an executive will be equal to the product of 15% x Excess Earnings x B, where:
B	= The proportion of the total quarterly bonuses the executive earned (pro rated based on base pay earned by the executive during the Performance Period).
* * * *
Illustrative and Hypothetical Example
Assumptions:
•	Adequate amount in Quarterly Over Plan Amount for payment of all quarterly bonuses.

•	Performance assessment of 50% for discretionary portion of quarterly bonus.

•	Executive’s quarterly base pay at end of applicable quarter is $75,000.
Quarterly Bonus Calculation:
•	Maximum Bonus: 50% * $75,000 = $37,500

•	Quarterly Bonus Earned:

➢	Non-Discretionary Bonus:	50% * $37,500 =	$18,750
➢	Discretionary Bonus:	50% * 50% * $37,500 =	$9,375

➢	Total Quarterly Bonus Payable:		$28,125

B-4